EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of AmpliTech Group, Inc. of our report dated March 26, 2026, with respect to our audits of the consolidated financial statements of AmpliTech Group Inc. as of and for the years ended December 31, 2025, and 2024, appearing in the Annual Report on Form 10-K of AmpliTech Group, Inc. for the year ended December 31, 2025.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

April 15, 2026